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                                                               Exhibit (10)-(45)


                                 TRUST AGREEMENT

         THIS AGREEMENT made this 16th day of December 1994, by and between LTV CORPORATION ("Company") and Mellon Bank, N.A. ("Trustee").

         WHEREAS, Company has adopted various nonqualified deferred compensation plan(s), as listed in Appendix A (the "Plans"):

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plans (individually a "Participant" and collectively the "Participants");

         WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust the assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s).

         NOW THEREFORE, the parties do hereby establish the trust and agree that the Trust shall be comprised, held and disposed of as follows.

Section 1.        Establishment of Trust.

         (a) Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid and delivered to and accepted by the Trustee from the company. All such money and other property paid or delivered to and accepted by the Trustee shall become the principal or the Trust to be held, administered and disposed of by Trustee as provided in this Trust agreement.

         (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning or subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of


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the participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

         (f) The Trustee may commingle the assets attributable to the plans for which contributions are made under this Agreement if this Agreement is applicable to more than one plan. By agreement, the Trustee may maintain such records as the Trustee deems necessary in order to separate the assets attributable to each or the plans for which contributions are made under this Agreement. The Company shall be responsible for causing sufficient records to be maintained to insure that benefits and liabilities payable with respect to each Plan shall be paid only from the assets held by the Trustee which are allocable to each such Plan. Should separation be required, either of the Fund from either trusts maintained by the Company or of any plan for which contributions are made under this Agreement from the Fund, the Trustee shall make such separation in accordance with generally accepted accounting principles and where applicable, upon the certification of an enrolled actuary.

Section 2.        Payments to the Participants and Their Beneficiaries.

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

         (b) Tile entitlement of a Participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

         (c) Company may make payment or benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee


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of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall immediately make up the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

         (a) Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims or general creditors of Company under federal and state law as set forth below.

                  (1) The Board or Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries. In all cases, Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of the Company when determining whether Company is insolvent.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

                  (4) Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 or this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).


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         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the participants or their beneficiaries under the terms or the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period or discontinuance.

Section 4.        Payments to Company.

         Except as provided in Section 3 hereof, after the Trust has became irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan(s).

Section 5.        Investment and Administrative Authority.

         (a)      The Trustee shall have the power:

                  (1) To invest and reinvest the principal and income of the Trust and keep it invested, without distinction between principal and income, in any security or Property as it in, its sole discretion, deems advisable; provided, however, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participants. "Property," as used herein, shall not include any direct or indirect interest in real estate. For this purpose, "real estate" includes, but is not limited to, real property, mortgages, leaseholds, mineral interests, and any form of asset which is secured by any of the foregoing.

                  (2) To collect and receive any and all money and other property due to the Trust and to give full discharge therefore;

                  (3) To invest and reinvest the principal income of the Trust in any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Trustee. Notwithstanding the provisions of this Trust Agreement which place restrictions upon the actions of the Trustee or an investment manager, to the extent monies or other assets are utilized to acquire units or any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Trust Agreement. For purposes of valuation, the value of the interest maintained by the Trust in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation


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         procedures. The Company expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund.

         (4) To purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose or, hold and generally deal in any manner with and in all forms of options in any combination.

         (5) To settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; and

         (6) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust.

                  (b) The Company may from time to time appoint one or more investment managers to manage a specified portion of the Trust. The Company shall notify the Trustee of the appointment of each investment manager and instruct the Trustee to place in a separate account those assets over which the investment manager has discretion. The investment manager shall designate in writing the persons who are to represent it in dealings with the Trustee. Upon the separation of the assets in accordance with the instructions of the Company, the Trustee shall be relieved and released of all investment duties, responsibilities and liabilities normally and statutorily incident to a trustee as to such separate account. The Trustee shall only act on written instructions from a party designated to represent the investment manager. The Company shall cause any investment manager to produce reports and statements necessary for the Trustee to carry out its duties.

Section 6.        Disposition of Income.

         During the term or this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.         Accounting Trustee.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or


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resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.        Responsibility of Trustee.

                  (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with the terms of the Plan(s) (as certified to the Trustee by Company) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a Court of competent jurisdiction to resolve the dispute. Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) arising out of or relating to any action or inaction taken by Trustee in reliance upon direction, request or approval given by the Company.

                  (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

                  (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

                  (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations thereunder.

                  (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

                  (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the


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objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.        Compensation and Expenses of Trustee.

         Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. Trustee shall be entitled to the fees listed on Schedule A attached hereto as reasonable compensation for the services rendered under this Trust Agreement.

Section 10.       Registration and Removal of Trustee.

                  (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

                  (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

                  (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for one year.

                  (d) If Trustee resigns within one year of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee resignation or removal.

                  (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

                  (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.       Appointment of Successor.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership


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rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) If Trustee resigns or is removed pursuant to the provisions of
Section 10(d) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction or any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.       Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan (as certified to the Trustee by Company) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b).

         (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

         (d) Notwithstanding any other provision in this Trust Agreement, this Trust Agreement may not be amended within one year of the occurrence of a Change of Control.

Section 13.       Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof .

         (b) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to the Plan or Plan provisions which require knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such


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knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken contrary to the Plan.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

         (d) For purposes of this Trust, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation. In each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merge or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or liquidation of dissolution of Company or of the sale of all or substantially all of Company's assets.

Section 14.       Effective Date.

                  The effective date of this Trust Agreement shall be December 16, 1994.



MELLON BANK, N.A.                            THE LTV CORPORATION



By: /s/ Robert Borza                         By: /s/ A.W. Huge
   --------------------------------             --------------------------------

Title: Vice President                        Title: Senior Vice President & CFO
      -----------------------------                -----------------------------

Date: December 22, 1994                      Date: December 16, 1994
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